Exhibit 23.1

              Consent of Independent Accountants

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 27, 2000, except as to the subsequent event described in Note 25 which is as of February 4, 2000, relating to the financial statements, which appears in the 1999 Annual Report to Shareowners of Honeywell International Inc. (the "Company"), which is incorporated by reference in the Company's Annual
Report on Form 10-K for the year ended December 31, 1999.


/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Florham Park, New Jersey
November 3, 2000